UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 23, 2012 we held our 2012 Annual Meeting of Stockholders for the following purposes:

1.	To elect three Class III directors to serve until the 2015 annual meeting, or until their successors are duly elected and qualified;
2.	To ratify the selection by the Board of Directors of BDO USA, LLP as our independent auditors for the fiscal year ending September 30, 2012;
3.	To approve the 2012 Executive Master Bonus Plan, a replacement of our current Short-Term Incentive Bonus Plan;
4.	To approve a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan; and
5.	Advisory approval of executive compensation.

All proposals were approved by the stockholders. A total of 33,380,939 shares were voted on proposals 1, 3, 4 and 5, for which there were 14,546,573 broker non-votes. A total of 47,927,512 shares were voted on proposal 2. The results of the voting were as follows:

1.	To elect Mr. Blake O. Fisher, Jr. as a Class III director: for — 28,341,159; withheld authority — 5,039,780.
To elect Mr. Grant E. Gustafson as a Class III director: for — 32,525,002; withheld authority — 855,937.
To elect Mr. James A. Herickhoff as a Class III director: for — 30,537,727; withheld authority — 2,843,212.
2.	To ratify the selection of BDO USA, LLP as independent auditors for the fiscal year ending September 30, 2012: for — 47,180,596; against — 654,400; abstain — 92,516.
3.	To approve the 2012 Executive Master Bonus Plan: for — 31,719,087; against — 1,589,372; abstain — 72,480.
4.	To approve a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan: for — 26,718,689; against — 6,604,289; abstain — 57,961.
5.	Advisory vote to approve Headwaters’ compensation of the named executive officers as disclosed in the proxy statement: for — 25,592,955; against — 7,288,655; abstain — 499,329.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	99.22	2012 Executive Master Bonus Plan

	99.29.1	Amendment No. 1 to 2010 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           February 27, 2012

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)